Exhibit 10.1

Confidential

THE EXCLUSIVE SERVICE AGREEMENT

AMONG

GUANGZHOU YUZHI MDT INFO TECH LTD.

MOVE THE PURCHASE CONSULTING MANAGEMENT (SHENZHEN)Co, LTD.

AND

THE COMPANIES LISTED IN APPENDIX I

AUGUST 5, 2015

THE EXCLUSIVE SERVICE AGREEMENT

THIS EXCLUSIVE SERVICE AGREEMENT (this "AGREEMENT") is entered into as of AUGUST 5, 2015 in Guangzhou, the People's Republic of China ("CHINA" or "PRC") by and among the following five Parties:

(1)    MOVE THE PURCHASE CONSULTING MANAGEMENT (SHENZHEN) CO., LTD (YIGO)

REGISTERED ADDRESS: Shenzhen Nanshan Garden of the arts Ma Gulong industrial zone of 309A

(2)    GUANGZHOU YUZHI MDT INFO TECH LTD.( "YUZHI")

REGISTERED ADDRESS: Unit 1601, No 439, Dongfeng Road, Yuexiu District, Guangzhou

(3)    SUBSIDIARIES listed in Appendix 1 hereof (the "YUZHI Subsidiaries").

(In this Agreement, YIGO, YUZHI and YUZHI Subsidiaries shall hereinafter be referred to as a "PARTY" individually, and collectively "PARTIES".)

WHEREAS:

(1)   YIGO is a management and consultation company, which owns a series of managing and consulting services applicable to software business.

(2)    As a company specialized in outdoor advertising business, YUZHI owns software fronts and has already been granted necessary licenses therefore.

(3)    As software companies established in various locations in China, YUZHI Subsidiaries own outdoor software fronts, and are entitled to carrying on advertising business in their respective local places.

(4)    In order to give YIGO the actual control of YUZHI and YUZHI Subsidiaries, YUZHI and YUZHI Subsidiaries intends to irrevocable entrust to YIGO the right of management and operation of YUZHI and YUZHI Subsidiaries and the responsibilities and authorities of their shareholders and directors of -Media and YUZHI Subsidiaries.

(5)   YIGO agrees to accept the entrustment of YUZHI and YUZHI Subsidiaries, and to exercise the right of management and operation of YUZHI and YUZHI Subsidiaries and the responsibilities and authorities of their shareholders and board of directors of -Media and YUZHI Subsidiaries.

2

NOW, THEREFORE, after friendly consultations among them, the Parties hereby agree as follows:

ARTICLE 1 - DEFINITION

1.1    Unless to be otherwise interpreted by the terms or in the context herein, the following terms in this Agreement shall be interpreted to have the following meanings:

"SERVICE FEES" means the provision of management and consultation services charged by YIGO hereunder.

"SOFTWARE PUBLISHER" means YUZHI and/or the YUZHI Subsidiaries.

1.2    References in this Agreement to any laws and regulations (the "LAWS") shall include reference (1) at the same time to the amendments, changes, supplements and reformulations of such Laws, whether or not the effectiveness of the same is prior to or after the execution of this Agreement; and (2) at the same time to other decisions, notices and rules formulated or becoming effective according to such Laws.

1.3    Unless otherwise specified in the context of this Agreement, the Article, sub-article, section or paragraph mentioned herein shall refer to the corresponding content in this Agreement accordingly.

ARTICLE 2 - LICENSES AND SERVICES BY YIGO

2.1    YUZHI and YUZHI Subsidiaries agree to irrevocably entrust the right of management and operation of YUZHI and YUZHI Subsidiaries and the responsibilities and authorities of their shareholders and board of directors to YIGO in accordance with the terms and conditions of this Agreement. YIGO agrees to exercise the aforesaid rights and responsibilities in accordance with the terms and conditions of this Agreement.

2.2    The said entrustment is irrevocable and shall not be withdrawn, unless the Agreement is terminated pursuant to written agreement of both parties.

2.3    The purpose of the entrusted operation is that YIGO shall be in charge of the normal business operations of YUZHI and YUZHI Subsidiaries and perform the responsibilities and rights of YUZHI and YUZHI Subsidiaries's investors and directors. During the term of the entrusted operation, YIGO, as the entrusted manager, shall provide full management to YUZHI and YUZHI Subsidiaries's operations.

2.4    The contents of the entrusted operation shall include but not be limited to the following:

1)	YIGO shall be in charge of all aspects of YUZHI and YUZHI Subsidiaries's operations; nominate and replace the members of YUZHI and YUZHI Subsidiaries's board of directors, and engage YUZHI and YUZHI Subsidiaries's management staff and decide their compensation.

3

2)	YIGO shall manage and control all the funds of YUZHI and YUZHI Subsidiaries. The accounts of YUZHI and YUZHI Subsidiaries shall be managed solely by YIGO. The seals and signatures for such account shall be the seals and signatures of the personnel appointed and confirmed by YIGO. All the cash of YUZHI and YUZHI Subsidiaries shall be kept in this entrusted account and shall be handled through this account, including but not limited to receipt of all YUZHI and YUZHI Subsidiaries' business income, current working capital, recovered account receivables, and the payment of all account payables and operation expenses, employee salaries and asset purchases.

3)	All the matters of YUZHI and YUZHI Subsidiaries, including but not limited to internal financial management, day-to-day operation, external contact execution and performance, tax filing and payment, change of rights and personnel, shall be controlled and managed by YIGO in all aspects.

4)	YIGO shall enjoy all the other responsibilities and rights enjoyed by YUZHI and YUZHI Subsidiaries' investors in accordance with the applicable law and the articles of association of YUZHI and YUZHI Subsidiaries, including but not limited to the following:

a.	Deciding YUZHI and YUZHI Subsidiaries' operation principles and investment plan;
b.	Nominating the members of the board of directors;
c.	Discussing and approving the report of the executive officers;
d.	Discussing and approving the annual financial budget and settlement plan;
e.	Discussing and approving the profit distribution plan and the loss compensation plan;
f.	Resolving on the increase or decrease of the registered capital;
g.	Resolving on the issuance of the corporate bond;
h.	Resolving on the matters including merger, division, change of corporate form, dissolution and liquidation of the company;
i.	Amending the articles of association;
j.	Other responsibilities and rights provided by YUZHI and YUZHI Subsidiaries' articles of association.

5)	YIGO enjoys all the other responsibilities and rights enjoyed by YUZHI and YUZHI Subsidiaries' board of directors and executive officers in accordance with the applicable law and the articles of association of YUZHI and YUZHI Subsidiaries, including but not limited to the following:

a.	Executing the resolution of the investors;
b.	Deciding the company's operation plan and investment scheme;
c.	Composing the annual financial budget and settlement plan;
d.	Formulating the profit distribution plan and the loss compensation plan;

4

e.	Formulating the plans regarding to the increase or decrease of the registered capital and the issuance of the corporate bond;
f.	Formulating the plans regarding to the matters including merger, division, change of corporate form and dissolution of the company;
g.	Deciding on the establishment of the internal management structure of the company;
h.	Formulating the basic rules and regulations of the company;
i.	Representing the company to sign relative documents;
j.	Other responsibilities and rights provided by YUZHI and YUZHI Subsidiaries' articles of association.

2.6    Except those the ownership of which belongs to YUZHI and YUZHI Subsidiaries, all other Software Machines refitted or provided by YIGO hereunder shall belong, in terms of ownership, to YIGO, while YUZHI and YUZHI Subsidiaries shall only have the right to use the same during the valid term of this Agreement.

ARTICLE 3 - SERVICE FEES

3.1    The Service Fees to be charged by YIGO for its provision of services hereunder shall be as follows:

(1)    Service Fees to be paid by the Software development shall equal to 100% of the residual return of the Software development which can be waived by YIGO from time to time in its sole discretion.

(2)    The amount of Service Fees agreed in (1) above shall be shared among the Software development pro rata on a monthly basis according to their actual incomes from main business in the current month.

3.2    Upon written agreement between YIGO and the Software development, the fees agreed in Article 3.1 or their calculation percentage may be adjusted according to the circumstances in the actual performance, with particulars thereof to be stipulated in separate supplementary agreements to be entered into between the two Parties as an appendix hereto.

3.3    The Software development shall, in accordance with this Article 3, pay promptly the amounts due and payable to YIGO to the bank account designated by YIGO. In case that YIGO is to change its bank account, YIGO shall notify the Software development thereof in writing seven (7) working days in advance.

ARTICLE 4 – EXCLUSIVITY

4.1    Without the prior consent in writing by YIGO, none of the Software development may accept any management and consulting services from any other third parties.

5

4.2    YIGO shall no longer provide any other software companies at the local places of the Software development with management and consulting services similar to those hereunder. However, this Article does not restrict YIGO from providing such similar services to software development in other cities. Such new software development may, through signing Acknowledgement Letter in the form of Appendix 2 hereof, become a party of this Agreement, to enjoy the same rights of the other Software development and to assume the same obligations of the other Software Publishers; provided that such new software development shall perform, starting from the date of execution of the Acknowledgement Letter, the payment obligations hereunder of the Exclusive Service Fees. As the rights and obligations of the Software development hereunder are severable and independent from each other's, such new software development will not, by their joining in this Agreement, affect in any way the rights and obligations of the existing Software Publishers, with the joining-in of such new software development only subject to the confirmation thereof by YIGO in signing an agreement among them. The Software development agree hereby irrevocably and unconditionally to such joining-in, and confirm further that any issue concerning the joining-in of new software development for business cooperation hereunder will not be subject to the agreement of the existing Software Publishers.

ARTICLE 5 - INTELLECTUAL PROPERTY

5.1    The rights of intellectual property concerning the work product created during the process of services provision by YIGO hereunder shall belong to YIGO.

5.2    During the valid term of this Agreement, if YIGO develops any new technology that may be used in the daily software business or management of the Software Publishers, or provides the Software development with other services not included herein at their request, the Parties agree to cooperate with each other thereon in the way, in priority, agreed herein or in the way most similar to that agreed herein, with necessary adjustments to be made to the Service Fee payment percentage agreed in Article 3.

ARTICLE 6 – CONFIDENTIALITY

6.1    No matter if this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other Parties and any other non-open information of other Parties which they may become aware of as the result of their performance hereof (collectively, "CONFIDENTIAL INFORMATION").

Unless with prior consent of such other Parties in writing or required to disclose to parties other than Parties hereof according to relevant laws, regulations or listing rules, no Party shall disclose the Confidential Information or any part thereof to any parties other than Parties hereof; unless for the purpose of performance hereof, no Party shall use directly or indirectly the Confidential Information or any part thereof for any other purposes, or it shall bear the default liability and indemnify the losses.

6

6.2    Upon termination of this Agreement, the Parties shall, upon demand by other Parties providing the Confidential Information, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3    Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 7 – UNDERTAKINGS AND GUARANTEES

YIGO, YUZHI and YUZHI Subsidiaries hereby undertake and guarantee for each of its own that:

7.1    it is a company of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

7.2    its has full internal power and authority within its company to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly, and constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions;

7.3    it has all business licenses necessary for its business operations as of the effective date of this Agreement, has full rights and qualifications to engage in its currently engaged businesses, may perform its obligations hereunder, and will maintain, during the valid term of this Agreement, the validity of all its such business licenses; and

7.4    it shall inform promptly the other Parties of any litigations it is involved in and other disadvantageous circumstances that may affect the performance hereof, and shall endeavor at its best efforts to prevent the deterioration of losses caused by such litigations or other disadvantageous circumstances.

ARTICLE 8 – AGREEMENT TERM

8.1    The Parties hereby confirm that, once this Agreement is formally executed by the Parties, this Agreement shall be retrospectively effective as far as the date AUGUST 5,2015; unless terminated earlier by the Parties in writing, this Agreement shall be valid for a term of ten (10) years starting from the date AUGUST 5,2015.

Notwithstanding the provision in the preceding sentence, as the rights and obligations of each of the Software development there under are separate and independent from each other, upon agreement in writing by YIGO, this Agreement may be terminated only in relation to any one of the Software Publishers, with such termination not subject to the agreement of the other Software Publishers.

7

8.2    The Parties hereby confirm that, from the year 2011 onward, the amount of the Service Fees shall be negotiated on January 1 each year, with any adjustment thereto (if any) to be made in writing as an appendix hereto.

8.3    Upon termination of this Agreement, each Party shall continue to abide by its obligations under Articles 3 and 6 hereunder.

ARTICLE 9 – NOTICE

9.1    Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2    The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 10 – DEFAULT LIABILITY

10.1  The Parties agree and confirm that, if any Party (the "DEFAULTING PARTY") breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (a "DEFAULT"), then the non-defaulting Party whose interest is damaged thereby shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the non-defaulting Party shall have the right, at its own discretion, to (1) terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or (2) demand the enforcement of the Defaulting Party's obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

10.2  The Parties agree that any of the following events shall be deemed to have constituted the Default:

(1)   Any of YUZHI Subsidiaries or their respective shareholders breaches any provisions of the Entrustment Agreement on Shareholder's Voting Rights PROXY AGREEMENT entered into by it with YIGO;

(2)   Any of YUZHI Subsidiaries or their respective shareholders breaches any provisions of other Agreements entered into by it with YIGO on AUGUST 5,2015.

10.3  The Parties agree and confirm that under no circumstances shall YUZHI and YUZHI Subsidiaries be able to demand termination of this Agreement for whatever reason, unless the Laws or this Agreement provides for otherwise.

8

10.4  Not withstanding any other provisions herein, the validity of this Article 10 shall not be affected by the suspension or termination of this Agreement.

ARTICLE 11 – FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker's invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

ARTICLE 12 – MISCELLANEOUS

12.1  This Agreement shall be prepared in the Chinese language in six (6) original copies, with each involved Party holding one (1) copy hereof.

12.2  The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

12.3  Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Guangzhou in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

12.4  Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.5  Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

9

12.6  The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.7  Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8  Once executed, this Agreement shall replace any other legal documents entered into by the relevant Parties hereof in respect of the same subject matter hereof.

12.9  Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

12.10 No Party shall assign any of its rights and/or obligations hereunder to any parties other than the Parties hereof without the prior written consent from the other Parties.

12.11 This Agreement shall be binding on the legal successors of the Parties.

12.12 The rights and obligations of each of the YUZHI Subsidiaries hereunder are independent and severable from each other, and the performance by any of the YUZHI Subsidiaries of its obligations hereunder shall not affect the performance by any other of the YUZHI Subsidiaries of their obligations hereunder.

12.13 Each of the Parties undertakes to declare and pay respectively according to the Laws any taxes in relation to the transaction hereunder.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK]

10

IN WITNESS HEREOF, the Parties have caused this Exclusive Service Agreement to be executed in Guangzhou as of the date first herein above mentioned.

WENBIN YANG

Signature by:	/s/ Wenbin Yang

PING LI

Signature by:	/s/ Ping Li

MOVE THE PURCHASE CONSULTING MANAGEMENT (SHENZHEN) CO., LTD (Company chop)

Signature by: /s/
Name:
Position:	Authorized Representative

GUANGZHOU YUZHI MDT INFO TECH LTD (Company chop)

Signed by:	/s/ Ping Li
Name:
Position:	Authorized Representative

SHENZHEN QIANHAI ZHUO ZUICHANG TIAN TECHNOLOGY CO., LTD. (Company chop)

Name:
Position:	Authorized Representative

GUANGZHOU ROUNGSHENG MDT INFO TECH LTD (Company chop)

Name:
Position:	Authorized Representative

11

APPENDIX 1 – YUZHI SUBSIDIARIES

COMPANY NAME	REGISTERED ADDRESS	REGISTER ED CAPITAL	LEGAL REPRESENTATIVE	EQUITY STRUCTURE
SHENZHEN QIANHAI ZHUO ZHICHANG TIAN TECHNOLOG Y CO., LTD.	Room 201, Block A, NO 1 Qianwan road QianHaiShen Port Cooperative District, Shenzhen	RMB 10,000,000	Zuyue Xiang	GUANGZHOU YUZHI MDT INFO TECH LTD100%
GUANGZHOU RONGSHENG MDT INFO TECH LTD	Unit 1601, No 439, Dongfeng Road, Yuexiu District, Guangzhou	RMB 1,000,000	Zuyue Xiang	SHENZHEN QIANHAI ZHUO ZHICHANG TIAN TECHNOLOGY CO., LTD. 100%

12

APPENDIX 2 - ACKNOWLEDGEMENT LETTER

[      ] CO., LTD. (with its registered address at [     ], the "NEW PARTY") agrees hereby to join in as an independent contractor the Exclusive Service Agreement entered into by SHENZHEN YIGO MANAGEMENT AND CONSULTATION CO., LTD., GUANGZHOU YUZHI CO.,LTD. and other parties thereto on [ ], 2015, as to become one of the companies defined as "YUZHI Subsidiaries" therein to carry out cooperative issues with SHENZHEN YIGO MANAGEMENT AND CONSULTATION CO., LTD., and GUANGZHOU YUZHI CO.,LTD. under that agreement. Having signed this Acknowledgement Letter, the New Party is deemed to have made the same undertakings and guarantees as have been made by the YUZHI Subsidiaries under the Exclusive Service Agreement, and it further agrees to perform the obligations to be performed by the YUZHI Subsidiaries under the Exclusive Service Agreement, and recognizes the rights and obligations of all the parties under the Exclusive Service Agreement. As for the New Party, the cooperation under that agreement shall begin on the date upon which this Acknowledgement Letter is executed by the New Party and SHENZHEN YIGO MANAGEMENT AND CONSULTATION CO., LTD.

NEW PARTY (Corporate Seal)

Signed by:
Name:
Position: Authorized Representative

MOVE THE PURCHASE CONSULTING MANAGEMENT (SHENZHEN) CO., LTD (Corporate Seal)

Signed by:
Name:
Position: Authorized Representative

 13